Exhibit 99.1

Century Aluminum Company Reports Fourth Quarter and Full Year 2017 Results

Chicago, February 22, 2018 (GLOBE NEWSWIRE) -- Century Aluminum Company (NASDAQ: CENX) today announced fourth quarter and full year 2017 results.

Fourth Quarter 2017 Financial Results

•	Net income of $35.8 million, or $0.37 per diluted share

•	Adjusted net income[1] of $24.8 million and Adjusted EPS of $0.26

•	Adjusted EBITDA[1] of $60.2 million, up $12.3 million sequentially on higher LME prices, partially offset by higher raw material costs

•	Net sales of $433.8 million, an 8% increase over prior quarter

Full Year 2017 Financial Results

•	Net income of $48.6 million, or $0.51 per diluted share

•	Adjusted net income[1] of $34.7 million and Adjusted EPS of $0.36

•	Adjusted EBITDA[1] of $164.2 million, up significantly from the prior year on higher LME prices, partially offset by higher raw material costs and lower product premiums

•	Net sales of $1,589.1 million, a 20% increase over the prior year

$MM (except shipments and per share data)
	Q3 2017	Q4 2017	FY 2016	FY 2017
Shipments (tonnes)	184,974	189,000	733,825	743,198
Net Sales	$400.6	$433.8	$1,319.1	$1,589.1
Net Income/(Loss)	20.8	35.8	(252.4)	48.6
Diluted EPS	0.22	0.37	(2.90)	0.51
Adjusted Net Income/(Loss)[1]	14.4	24.8	(67.1)	34.7
Adjusted EPS[1]	0.15	0.26	(0.71)	0.36
Adjusted EBITDA[1]	47.9	60.2	29.0	164.2

Notes:
1 - Non-GAAP measure; see reconciliation of GAAP to non-GAAP financial measures

Century Aluminum Company reported net income of $35.8 million for the fourth quarter of 2017. Results were favorably impacted by a $7.3 million non-cash gain related to the termination of certain legacy contractual obligations and negatively impacted by $3.1 million for lower of cost or net realizable value ("NRV") inventory adjustments. During the quarter, the remaining volume under our 2017 LME hedge contracts matured and adjusted net income reflects a reduction of $6.8 million for the final settlement of these hedges. This result compares to net income of $20.8 million for the third quarter of 2017, which included a $5.5 million non-cash gain related to a retirement benefit settlement and a $0.9 million unrealized gain related to LME forward sales.
Adjusted net income for the fourth quarter of 2017 was $24.8 million compared to adjusted net income of $14.4 million for the third quarter of 2017.
For the fourth quarter of 2017, Century reported adjusted EBITDA of $60.2 million, up $12.3 million from the third quarter of 2017. The increase was primarily attributable to higher LME prices, partially offset by higher raw material costs.

Sales for the fourth quarter of 2017 were $433.8 million compared with $400.6 million for the third quarter of 2017. Shipments of primary aluminum for the fourth quarter of 2017 were 189,000 tonnes compared with 184,974 tonnes shipped in the third quarter of 2017.
Century's cash position at quarter end was $167.2 million and revolver availability was $159.8 million.
For the full year 2017, Century reported net income of $48.6 million. Results were favorably impacted by $13.9 million in non-cash gains, primarily related to the termination of certain legacy contractual obligations.
For the full year 2016, Century reported a net loss of $252.4 million. Results were favorably impacted by a $0.7 million lower of cost or NRV inventory adjustment. Results were negatively impacted by $179.0 million in non-cash charges, primarily due to asset impairments, and a $6.9 million charge related to discrete tax items.
Sales for the full year 2017 were $1,589.1 million compared with $1,319.1 million for 2016. Shipments of primary aluminum for 2017 were 743,198 tonnes compared with 733,825 tonnes shipped in 2016.
“Stable operations, favorable operating metrics and tight controllable cost management contributed to what we believe was a very good quarter,” commented Michael Bless, President and Chief Executive Officer. “Safety performance across the company was strong, with most plants achieving quarter over quarter improvement. As we had forecast, higher raw material costs impacted our results; this factor will carry over to the first quarter. That said, we have seen a welcome abatement of this trend, which should inure in our favor for the second quarter onwards. We are thus entering 2018 with a good handle on our controllable costs and an improving raw material environment.”
Bless continued, “Industry conditions continue to be volatile and complex. Western world demand for primary aluminum and aluminum products remains quite good; we see this environment continuing for the foreseeable future, barring of course the impact of any significant global macroeconomic shock. Initial efforts at supply discipline in China have had only mixed results, and they have recently been met with a deteriorating demand environment. We believe the impact will be another record year of exports from that country. The U.S. market remains the ultimate recipient of excess production from China and other major aluminum exporting regions in which state support has created and perpetuated excess capacity. It is only through adjustment of these imports into the U.S. that this situation, which continues to imperil what is left of the primary aluminum industry in this country, can be regularized. We are hopeful the Trump administration will follow through on its strong statements of intent to remedy this situation.”

“We are optimistic as we look toward the coming year,” concluded Bless. “We are implementing modest investments in upgrading our product mix across the plants. We will need to make certain investments at Hawesville and Mt. Holly in order to maintain production at current levels; this spending, principally in the rebuilding of failed cells, has been deferred since we curtailed production in late 2015. In addition, we continue to investigate the restart of capacity at Hawesville, potentially with an advanced cell design which has shown attractive results. We believe the company is exceptionally well positioned to serve customers in a rational market environment and generate attractive returns for our shareholders.”

About Century Aluminum
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.
Non-GAAP Financial Measures
Adjusted net income, adjusted earnings per share and adjusted EBITDA are non-GAAP financial measures that management uses to evaluate Century's financial performance. These non-GAAP financial measures facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that management does not believe are indicative of Century’s ongoing operating performance and ability to generate cash. Management believes these non-GAAP financial measures enhance an overall understanding of Century’s performance and our investors’ ability to review Century’s business from the same perspective as management. The tables below, under the heading "Reconciliation of Non-GAAP Financial Measures," provide a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Century's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, adjusted net income, adjusted earnings per share and adjusted EBITDA included in this press release may not be comparable to similarly titled measures of other companies. Investors are encouraged to review the reconciliations in conjunction with the presentation of these non-GAAP financial measures.

Cautionary Statement
This press release and statements made by Century Aluminum Company management on the quarterly conference call contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may." Our forward-looking statements include, without limitation, statements with respect to: future global and local financial and economic conditions; our assessment of the aluminum market and aluminum prices (including premiums); the potential outcome or occurrence of any trade claims to address excess capacity or unfair trade practices, our assessment of power pricing and our ability to successfully obtain and/or implement long-term competitive power arrangements for our operations and projects; our ability to successfully manage transmission issues and market power price risk and to control or reduce power costs; our ability to procure alumina, carbon products and other raw materials and our assessment of pricing and costs and other terms relating thereto; the future operation of our smelters and our other operations, including future production restarts or curtailments and any costs, benefits or actions associated therewith; future investments in new technology or other production improvements; the future financial and operating performance of Century, its subsidiaries and its projects; future inventory, production, sales, cash costs and capital expenditures; future operational improvements; future impairment charges or restructuring costs; our anticipated tax liabilities, benefits or refunds including the realization of U.S. and certain foreign deferred tax assets and liabilities and the impact of recent tax reform in the U.S.; our assessment of the ultimate outcome of our outstanding litigation; our plans and expectations with respect to the sale or other disposition of our 40% interest in BHH; our ability to access existing or future financing arrangements; future construction, investment and development; and our future business objectives, strategies and initiatives.
Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)
	Three months ended
	December 31,	September 30,	December 31,
	2016	2017	2017
NET SALES:
Related parties	$306,860	$299,235	$321,997
Other customers	32,976	101,410	111,850
Total net sales	339,836	400,645	433,847
Cost of goods sold	334,779	359,243	385,955
Gross profit	5,057	41,402	47,892
Selling, general and administrative expenses	10,961	13,994	11,398
Helguvik losses/(gains)	152,220	—	(7,310)
Ravenswood (gains)	—	(5,500)	—
Other operating expense - net	1,520	437	521
Operating (loss)/income	(159,644)	32,471	43,283
Interest expense	(5,695)	(5,542)	(5,600)
Interest income	283	422	462
Net gain/(loss) on forward and derivative contracts	489	(3,888)	519
Other income/(expense) - net	1,781	427	(96)
(Loss)/Income before income taxes and equity in earnings of joint ventures	(162,786)	23,890	38,568
Income tax expense	(6,061)	(3,321)	(3,118)
(Loss)/Income before equity in earnings of joint ventures	(168,847)	20,569	35,450
Equity in earnings of joint ventures	383	214	355
Net (loss)/income	$(168,464)	$20,783	$35,805

Net (loss)/income allocated to common stockholders	$(168,464)	$19,132	$32,963
(LOSS)/INCOME PER COMMON SHARE:
Basic	$(1.93)	$0.22	$0.38
Diluted	$(1.93)	$0.22	$0.37
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	87,079	87,318	87,334
Diluted	87,079	88,255	88,164

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)
	Twelve months ended
	December 31,	December 31,
	2016	2017
NET SALES:
Related parties	$1,178,631	$1,198,076
Other customers	140,463	391,004
Total net sales	1,319,094	1,589,080
Cost of goods sold	1,330,136	1,460,475
Gross (loss)/profit	(11,042)	128,605
Selling, general and administrative expenses	40,264	45,446
Helguvik losses/(gains)	152,220	(7,310)
Ravenswood losses/(gains)	26,830	(5,500)
Other operating expense - net	3,857	2,111
Operating (loss)/income	(234,213)	93,858
Interest expense	(22,216)	(22,174)
Interest income	758	1,397
Net gain/(loss) on forward and derivative contracts	3,487	(16,549)
Other income/(expense) - net	1,319	(1,161)
(Loss)/income before income taxes and equity in earnings of joint ventures	(250,865)	55,371
Income tax expense	(2,824)	(7,583)
(Loss)/income before equity in earnings of joint ventures	(253,689)	47,788
Equity in earnings of joint ventures	1,274	792
Net (loss)/income	$(252,415)	$48,580

Net (loss)/income allocated to common stockholders	$(252,415)	$44,714
(LOSS)/EARNINGS PER COMMON SHARE:
Basic	$(2.90)	$0.51
Diluted	$(2.90)	$0.51
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	87,064	87,295
Diluted	87,064	88,020

CENTURY ALUMINUM COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(Unaudited)
	December 31, 2016	December 31, 2017
ASSETS
Cash and cash equivalents	$132,403	$167,211
Restricted cash	1,050	848
Accounts receivable - net	12,432	43,071
Due from affiliates	16,651	10,366
Inventories	233,563	317,469
Prepaid and other current assets	22,210	14,709
Assets held for sale	22,313	—
Total current assets	440,622	553,674
Property, plant and equipment - net	1,026,285	971,916
Other assets	73,420	56,051
TOTAL	$1,540,327	$1,581,641
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$94,960	$89,931
Due to affiliates	15,368	20,369
Accrued and other current liabilities	50,100	61,398
Accrued employee benefits costs	10,917	11,004
Industrial revenue bonds	7,815	7,815
Total current liabilities	179,160	190,517
Senior notes payable	247,699	248,153
Accrued pension benefits costs - less current portion	49,493	38,929
Accrued postretirement benefits costs - less current portion	126,355	112,996
Other liabilities	72,026	57,927
Deferred taxes	108,939	103,476
Total noncurrent liabilities	604,512	561,481

SHAREHOLDERS’ EQUITY:
Series A Preferred stock (one cent par value, 5,000,000 shares authorized; 160,000 issued and 75,625 outstanding at December 31, 2016; 160,000 issued and 74,364 outstanding at December 31, 2017)	1	1
Common stock (one cent par value, 195,000,000 authorized; 94,437,418 issued and 87,250,897 outstanding at December 31, 2016; 94,731,298 issued and 87,544,777 outstanding at December 31, 2017)	944	947
Additional paid-in capital	2,515,131	2,517,385
Treasury stock, at cost	(86,276)	(86,276)
Accumulated other comprehensive loss	(113,893)	(91,742)
Accumulated deficit	(1,559,252)	(1,510,672)
Total shareholders’ equity	756,655	829,643
TOTAL	$1,540,327	$1,581,641

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	Twelve months ended
	December 31,	December 31,
	2016	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)/income	$(252,415)	$48,580
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Unrealized gain on contingent obligation	(1,411)	(1,411)
Lower of cost or NRV inventory adjustment	(660)	(1,073)
Depreciation and amortization	84,780	84,249
Helguvik losses/(gains)	152,220	(7,310)
Ravenswood losses/(gains)	3,830	(5,500)
Pension and other postretirement benefits	2,863	(1,772)
Deferred income taxes	(893)	(4,610)
Stock-based compensation	1,502	1,851
Change in operating assets and liabilities:
Accounts receivable - net	(2,957)	(30,639)
Due from affiliates	766	6,285
Inventories	919	(67,534)
Prepaid and other current assets	18,313	7,796
Accounts payable, trade	2,271	4,746
Due to affiliates	7,212	4,833
Accrued and other current liabilities	(3,900)	14,478
Ravenswood retiree medical settlement	23,000	(5,000)
Other - net	2,474	3,790
Net cash provided by operating activities	37,914	51,759
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(21,944)	(31,839)
Proceeds from sales of property, plant & equipment	1,040	14,484
Net cash used in investing activities	(20,904)	(17,355)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	1,179	1,281
Repayments under revolving credit facilities	(1,179)	(1,281)
Issuance of common stock	—	404
Net cash provided by financing activities	—	404
CHANGE IN CASH AND CASH EQUIVALENTS	17,010	34,808
Cash and cash equivalents, beginning of period	115,393	132,403
Cash and cash equivalents, end of period	$132,403	$167,211

CENTURY ALUMINUM COMPANY
SELECTED OPERATING DATA
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM[1]

	United States		Iceland		Total
	Tonnes	Sales $ (000)	Tonnes	Sales $ (000)	Tonnes	Sales $ (000)
2017
4th Quarter	108,754	$253,485	80,246	$178,705	189,000	$432,190

3rd Quarter	106,192	$235,831	78,782	$161,051	184,974	$396,882

2016
4th Quarter	103,186	$198,202	80,024	$141,090	183,210	$339,292

Full Year 2017	425,669	$929,573	317,529	$650,747	743,198	$1,580,320

Full Year 2016	422,139	$799,174	311,686	$510,184	733,825	$1,309,358

Notes:
1 - Excludes scrap aluminum sales.

CENTURY ALUMINUM COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three months ended		Three months ended
	September 30, 2017		December 31, 2017
	$MM	EPS	$MM	EPS
Net income as reported	$20.8	$0.22	$35.8	$0.37
Forward and derivative contracts	(0.9)	(0.01)	(6.8)	(0.07)
Helguvik gains	—	—	(7.3)	(0.08)
Ravenswood gains	(5.5)	(0.06)	—	—
Lower of cost or NRV inventory adjustment	—	—	3.1	0.04
Adjusted net income	$14.4	$0.15	$24.8	$0.26

	Three Months Ended	Three Months Ended
	September 30, 2017	December 31, 2017
Net income	$20.8	$35.8
Interest expense	5.5	5.6
Interest income	(0.4)	(0.5)
Net loss/(gain) on forward and derivative contracts	3.9	(0.5)
Other (income)/expense - net	(0.4)	0.1
Income tax expense	3.3	3.1
Equity in earnings of joint ventures	(0.2)	(0.4)
Operating income	$32.5	$43.3
Helguvik gains	—	(7.3)
Ravenswood gains	(5.5)	—
Lower of cost or NRV inventory adjustment	—	3.1
Depreciation and amortization	20.9	21.2
Adjusted EBITDA	$47.9	$60.2

CENTURY ALUMINUM COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Twelve months ended		Twelve months ended
	December 31, 2016		December 31, 2017
	$MM	EPS	$MM	EPS
Net (loss)/income as reported	$(252.4)	$(2.90)	$48.6	$0.51
Helguvik losses/(gains)	152.2	1.75	(7.3)	(0.08)
Ravenswood losses/(gains)	26.8	0.31	(5.5)	(0.06)
Lower of cost or NRV inventory adjustment	(0.7)	(0.01)	(1.1)	(0.01)
Discrete tax item	6.9	0.08	—	—
Impact of preferred shares	—	0.06	—	—
Adjusted net income	$(67.1)	$(0.71)	$34.7	$0.36

	Twelve Months Ended	Twelve Months Ended
	December 31, 2016	December 31, 2017
Net (loss)/income	$(252.4)	$48.6
Interest expense	22.2	22.2
Interest income	(0.8)	(1.4)
Net (gain)/loss on forward and derivative contracts	(3.5)	16.5
Other (income)/expense - net	(1.3)	1.2
Income tax expense	2.8	7.6
Equity in earnings of joint ventures	(1.3)	(0.8)
Operating income	$(234.2)	$93.9
Helguvik losses/(gains)	152.2	(7.3)
Ravenswood losses/(gains)	26.8	(5.5)
Lower of cost or NRV inventory adjustment	(0.7)	(1.1)
Depreciation and amortization	84.8	84.2
Adjusted EBITDA	$29.0	$164.2

Contacts
Peter Trpkovski
(Investors and media)
312-696-3112

Source: Century Aluminum Company